Consent of Independent Registered Public Accounting Firm
     We have issued our reports dated March 9, 2006, accompanying the consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting included in the Annual Report of Rent-A-Center, Inc. on Form 10-K for the year ended December 31, 2005. We hereby consent to the incorporation by reference in the Registration Statement of Rent-A-Center, Inc. on Form S-8.
/s/ Grant Thornton LLP
GRANT THORNTON LLP
Dallas, Texas
August 14, 2006